Exhibit 99.5

Joinder

to

JOINT FILING AND SOLICITATION AGREEMENT

This JOINDER (the “Joinder”) is dated as of June 19, 2018 by and among George Feldenkreis, Feldenkreis Family Foundation, Inc., Mary Ellen Kanoff, Scott A. LaPorta and Matthew McEvoy (collectively, the “Existing Members”) and Oscar Feldenkreis, Fanny Hanono, Feldenkreis Holdings LLC and GF Merger Sub, Inc. (collectively, the “New Members”).

WHEREAS, certain of the undersigned are shareholders, direct or beneficial, of Perry Ellis International, Inc., a Florida corporation (the “Company”);

WHEREAS, the Existing Members (the “Group”) are parties to that certain Joint Filing and Solicitation Agreement, dated as of May 17, 2018 (the “Agreement”), pursuant to which the Existing Members agreed, in accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company, among other specified purposes set forth therein.

WHEREAS, the New Members desire to join the Group formed by the Existing Members for the sole purpose of filing jointly with the Existing Members a statement on Schedule 13D, and any amendments thereto, with respect to the securities of the Company.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements of the parties herein contained, the parties hereby agree as follows:

1.	Effective immediately, the New Members are joined as parties to the Agreement solely with respect to paragraphs 1 and 12 therein.

2.       This Joinder may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

[Signatures appear on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder to be executed as of the day and year first above written.

Dated: June 19, 2018

/s/ George Feldenkreis
GEORGE FELDENKREIS Individually and as attorney-in-fact for Mary Ellen Kanoff, Scott A. LaPorta and Matthew McEvoy

FELDENKREIS FAMILY FOUNDATION, INC.

By:	/s/ George Feldenkreis
	Name:	George Feldenkreis
	Title:	President and Director

/s/ Oscar Feldenkreis
OSCAR FELDENKREIS

/s/ Fanny Hanono
FANNY HANONO

Feldenkreis Holdings LLC

By:	/s/ George Feldenkreis
	Name:	George Feldenkreis
	Title:	Sole Member

GF MERGER SUB, INC.

By:	/s/ George Feldenkreis
	Name:	George Feldenkreis
	Title:	Chief Executive Officer & President